Exhibit 99.1

PRESS RELEASE OF FIRST CLOVER LEAF FINANCIAL CORP.

FIRST CLOVER LEAF FINANCIAL CORP. ANNOUNCES QUARTERLY DIVIDEND

Wednesday, April 23, 2014

Edwardsville, Illinois — First Clover Leaf Financial Corp. (the “Company”) (NASDAQ: FCLF) announced the approval by its Board of Directors of a cash dividend on its outstanding common stock of $0.06 per share for the quarter ended March 31, 2014.  The dividend will be payable to stockholders of record as of May 16, 2014 and is expected to be paid on May 23, 2014.  The Company has 7,007,283 shares of common stock outstanding.

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